Exhibit 99.1

2001 JOINT ENTERPRISE CONTRACT

THIS 2001 JOINT ENTERPRISE CONTRACT (this “Agreement”) entered into as of March 30, 2001 by and between

XEROX CORPORATION, a company incorporated under the laws of the State of New York, U.S.A. with its principal office at 800 Long Ridge Road, Stamford, Connecticut, U.S.A., (“XEROX CORP”), and

FUJI PHOTO FILM CO., LTD., a company incorporated under the laws of Japan with offices at 26-30, Nishiazabu 2-chome, Minato-ku, Tokyo, Japan (“FUJI PHOTO”).

RECITALS:

FUJI PHOTO and XEROX CORP desire to provide herein for their future collaboration concerning FUJI XEROX.

IT IS AGREED:

1.	DEFINITIONS

The following terms shall have the indicated meanings throughout this Agreement:

1.1.	“Affiliate”, with respect to a specified person, shall mean a person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with, the person specified, where “control” (including the terms “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

1.2.	“Business” shall have the meaning specified in Section 2.1 hereof.

1.3.

“Change of Control” as used in any Section of this Agreement means, with respect to XEROX CORP, the occurrence of any of the following events: (i) a Person becomes the beneficial owner, directly or indirectly, of more than a percentage specified in such Section of the total voting power of the voting stock of XEROX CORP; (ii) the merger or consolidation of XEROX CORP with or into another Person or the merger of another Person into XEROX CORP and, in the case of any such merger or consolidation, the securities of XEROX CORP that are outstanding immediately prior to such transaction and which represent one hundred percent (100%) of the total voting power of the voting stock of XEROX CORP are changed into or exchanged for cash, securities or property of such other Person (provided, however, this clause (ii) shall not apply to any merger or consolidation where, pursuant to such transaction, such XEROX CORP securities are changed into or exchanged for, in addition to any other consideration, securities of the Person surviving such transaction that represent, immediately after such transaction, a percentage specified in such Section of the total voting power of the voting stock of the surviving Person) or (iii) the sale of all or substantially all the assets of XEROX CORP to another Person (other than to a Subsidiary of XEROX CORP).

1.4.	“Common Stock” means the outstanding common stock, par value 500 Japanese Yen, of FUJI XEROX.

1.5.	“Competitor” means any of not more than ten (10) corporations or entities whose primary business focus is in the “image processing” field and who are identified (i) in Schedule A attached hereto and (ii) in a written notice in the form of a revised Schedule A given by FUJI PHOTO to XEROX CORP every three years, in each case on or within thirty (30) days following the anniversary of the date of this Agreement, and their respective successors and Affiliates who operate primarily in the same field.

1.6.	“Fuji Photo Company” means FUJI PHOTO or any Subsidiary of FUJI PHOTO except FUJI XEROX.

1.7.	“FUJI XEROX” means Fuji Xerox Co., Ltd., a company incorporated under the laws of Japan with its principal office at 2-17-22 Akasaka, Minato-ku, Tokyo, Japan.

1.8.	“Party” means, on the one hand, XEROX CORP and, on the other hand, FUJI PHOTO and “Parties” shall mean XEROX CORP and FUJI PHOTO, collectively.

1.9.	“Person” means any, individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

1.10.	“Subsidiary” means any company or other legal entity as to which another company owns or controls, directly or indirectly, a majority of the outstanding voting stock or analogous equity interest and, by virtue of such ownership or otherwise, has the right to elect a majority of the Board of Directors or other body charged with the management thereof.

1.11.

“Threshold Amount” means, with respect to transactions specified in Section 7.2(d), (e), (g) and (h), the total amount proposed to be spent on each transaction or each series of related transactions, whether such amount is proposed to be spent in a single fiscal year or in not more than two consecutive fiscal years, five billion Japanese Yen; provided, however, that from and after April 1, 2002, the Threshold Amount shall increase or decrease by one billion Japanese Yen for every cumulative incremental increase or decrease in the consolidated annual operating revenues of FUJI XEROX in an amount equal to 20% of the consolidated annual operating revenues of FUJI XEROX, such increase or decrease to be effective as of the end of the first fiscal year in which such cumulative 20% change is achieved; provided, further, that upon any increase or decrease in the Threshold Amount pursuant to this Section 1.11, calculation of any subsequent increase or decrease of consolidated annual operating revenues shall be based upon the consolidated annual operating revenues of FUJI XEROX for the fiscal year ending March 31, 2002 (i.e., an increase or decrease of 20% of the amount of the consolidated annual operating revenues in that fiscal year). The term “consolidated annual operating revenues”, when used in respect of any fiscal year, means the line item amount reported as such in the financial statements included in FUJI XEROX’s annual report for such fiscal year.

1.12.	“Transfer” shall have the meaning specified in Section 8.1 hereof.

1.13.	“U.S. GAAP” means generally accepted accounting principles as applied in the United States.

1.14.	“Xerography” means the art of forming and utilizing an electrostatic charge pattern on an insulating photoconductive insulating surface.

1.15.	“Xerox Company” means XEROX CORP or any Subsidiary of XEROX CORP except FUJI XEROX.

1.16.	“XEROX LIMITED” means Xerox Limited, a company incorporated under the laws of England and Wales with registered office at Bridge House, Oxford Road, Uxbridge, Middlesex UB8 1HS, U.K.

1.17.	“1999 TA” means that certain 1999 Technology Agreement, made and effective as of March 1, 1999, between XEROX CORP and FUJI XEROX, as amended from time to time.

2.	BUSINESS OBJECTIVES OF FUJI XEROX

2.1.	The Parties agree that the main business objectives of FUJI XEROX shall be document processing activities, including developing, manufacturing, marketing, servicing and financing document processing products and solutions (hardware, services and software) by various technologies (including Xerography) (the “Business”).

2.2.	Notwithstanding the foregoing, without the approval of either Party, FUJI XEROX may engage in any other business which is in support of the Business and which is set forth in Article 2 of FUJI XEROX’s Articles of Incorporation.

2.3.	Also notwithstanding the foregoing Sections 2.1 and 2.2, without the approval of XEROX CORP and subject only to any applicable approval rights set forth in Section 7.2, FUJI XEROX may also engage in any other business which is set forth in Article 2 of FUJI XEROX’s Articles of Incorporation.

3.	CO-OPERATION AND MAINTENANCE OF SECRECY

3.1.	The Parties shall cooperate with FUJI XEROX in accordance with the terms of this Agreement for the purpose of extending the business and success of FUJI XEROX.

3.2.	Taking into account the mutual and individual interests of the Parties, each Party assures the other that it will deal with each other in matters relating to FUJI XEROX and this Agreement with honesty and good faith in accordance with the principles embodied in this Agreement and observing reasonable commercial standards of fair dealing.

3.3.	The Parties intend FUJI XEROX to collaborate with XEROX CORP in the development of mutually-beneficial strategic, operating and long range plans including, without limitation, financial, research and product development. To the extent permitted by the provisions of intellectual property licenses and other agreements, the Parties also intend FUJI XEROX to collaborate with FUJI PHOTO in the development of mutually-beneficial strategic, operating and long range plans including, without limitation, financial, research and product development.

3.4.

Except as permitted by the 1999 TA and as otherwise agreed in writing, each Party agrees that any confidential information that is disclosed to it (or in the case of XEROX CORP, to XEROX LIMITED) by or on behalf of FUJI XEROX or the other Party, either (i) in fulfillment of the purposes of this Agreement, (ii) in its capacity as a direct or indirect shareholder of FUJI XEROX, or (iii) by any director of FUJI XEROX appointed or caused to be appointed by such Party, shall not be used by the receiving person for any purpose other than the exercise of rights or performance of obligations as a direct or indirect shareholder of FUJI XEROX or as a party to this Agreement and shall not be disclosed by it to any person, firm or company, save that, subject to the same secrecy and non-use obligations as set forth in this Section 3.4, either Party (and, in the case of XEROX CORP, XEROX LIMITED) shall be entitled to disclose to, and permit use by, or have FUJI XEROX disclose to, and permit use by, Xerox Companies or Fuji Photo Companies any confidential non-technological information concerning FUJI XEROX, such as financial information or information about its business and business methods in general; provided, however, that each Party shall be released from the foregoing non-use and non-disclosure obligations if such confidential information (1) was previously known to it on a non-confidential basis (as shown by its prior written records) prior to the disclosure by or on behalf of

FUJI XEROX or the other Party, or (2) is or becomes part of the public domain through no wrongful act or omission on its part, or (3) is subsequently otherwise legally acquired by it on a non-confidential basis from an independent third party, or (4) is information which is required to be disclosed under legal process by subpoena or other court order or other applicable laws or regulations and which is so disclosed in accordance with the following sentence. In the event that a Party is requested pursuant to, or required by, applicable law or regulation or by legal process to disclose any confidential information disclosed to it (or, in the case of XEROX CORP, XEROX LIMITED), such Party shall provide the disclosing Party with prompt notice of such request or requirement in order to enable the disclosing Party (i) to seek an appropriate protective order or other remedy, (ii) to consult with the receiving person or FUJI XEROX with respect to taking steps to resist or narrow the scope of such request or legal process, or (iii) to waive compliance, in whole or in part, with the terms of this Section 3.4. In any such event the receiving person will use its reasonable efforts to ensure that all confidential information that is so disclosed will be accorded confidential treatment.

4.	DEALINGS WITH FUJI XEROX

4.1.	Prices charged by any Xerox Company or Fuji Photo Company to FUJI XEROX or any of its Subsidiaries for goods or services shall be subject to the following:

(a)	Prices shall be equal to or less than the prices at which other goods or services suitable for the purpose intended can be purchased by FUJI XEROX from unaffiliated third parties; and

(b)	in no event will the prices exceed the prices at which the supplier offers goods or services of like quality and quantity to unaffiliated third parties.

4.2.	The prices for Products (as defined in the 1999 TA) and parts and components thereof to be sold by FUJI XEROX and its Subsidiaries to any Xerox Company or Fuji Photo Company shall be determined by mutual agreement, but such prices shall not be less than the prices at which items of like quality and quantity are made available to unaffiliated third parties under similar terms and conditions.

4.3.	Notwithstanding anything herein to the contrary, where goods and services may be available from more than one source in the open market, preference will be given by FUJI XEROX and its Subsidiaries to purchasing such goods and services from Xerox Companies and Fuji Photo Companies if the conditions of sale are competitive, including price, quality, delivery schedules, specifications and any other material conditions of purchase.

5.	CAPITAL AND DIVIDENDS

5.1.	The Parties agree and acknowledge that, on the date hereof, the holdings of the Common Stock are as set forth below:

	Number of Shares	Shareholding
XEROX LIMITED (indirectly owned by XEROX CORP)	10,000,000	25%
FUJI PHOTO (directly)	30,000,000	75%

5.2.	Each of XEROX LIMITED and FUJI PHOTO shall have the pre-emptive right to subscribe for any shares of stock, options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements providing for the purchase, issuance or sale of any shares of the capital stock of FUJI XEROX to be newly issued, granted or entered into by FUJI XEROX in proportion to the ratio of its respective shareholdings immediately preceding such issuance.

6.	DIRECTORS AND AUDITORS

6.1.	The number of directors of FUJI XEROX shall be twelve (12), nine (9) of whom shall be designated by FUJI PHOTO and three (3) of whom shall be designated by XEROX CORP as provided in Section 6.6.

6.2.	Meetings of the Board of Directors of FUJI XEROX shall be held in Japan in accordance with FUJI XEROX’s Articles of Incorporation and applicable law. A quorum for a meeting of the Board of Directors shall consist of a majority of all members of the whole Board of Directors, and resolutions of the Board of Directors shall be adopted by a majority of directors present at the meeting of the Board of Directors.

6.3.	The Parties agree that, so long as each such committee shall continue in existence, XEROX CORP shall have the right to designate, as provided in Section 6.6, at least two (2) board members to serve on the Finance Committee of the FUJI XEROX Board of Directors and at least one (1) board member to serve on each other committee of such Board of Directors as may exist from time to time.

6.4.	The Parties agree that FUJI XEROX shall have four (4) statutory auditors, three (3) of whom shall be designated by FUJI PHOTO and one (1) of whom shall be designated by XEROX CORP, as provided in Section 6.6.

6.5.	Each director or statutory auditor designated by XEROX CORP pursuant to this Section 6 shall be an employee of any Xerox Company, provided that no shareholder of such Xerox Company is a Competitor.

6.6.	XEROX CORP shall exercise its right to designate directors and a statutory auditor through such Xerox Company that, at the time of exercise, directly or indirectly owns of record shares of FUJI XEROX that are directly or indirectly owned by XEROX CORP. If more than one Xerox Company holds shares of FUJI XEROX, such Xerox Companies shall act jointly through the Xerox Company that owns of record a majority of shares of FUJI XEROX that are directly or indirectly owned by XEROX CORP. FUJI XEROX and FUJI PHOTO shall be entitled to rely on all designations made by such Xerox Company.

7.	MANAGEMENT, POLICY AND CONTROL

7.1.	The Board of Directors of FUJI XEROX as constituted from time to time shall be responsible for the establishment of the policy and overall control and supervision of the business of FUJI XEROX in accordance with the terms of this Agreement. It is however agreed and understood between the Parties that the executive directors of FUJI XEROX shall be properly nominated and appointed by FUJI PHOTO and shall be responsible for the day-to-day management and supervision and the execution of policy directives on behalf of the Board of Directors of FUJI XEROX.

7.2.	The Parties agree that the following actions to be taken by FUJI XEROX shall be subject to prior written approval by XEROX CORP:

(a)	any change of the business objectives of FUJI XEROX that are set forth in Article 2 of the Articles of Incorporation of FUJI XEROX;

(b)	the raising of additional funds by issuance of shares of capital stock or any security convertible into or exchangeable for shares of capital stock of FUJI XEROX;

(c)	important technological collaboration or arrangements with any Person within the field of the Business, where the term “important” means either (i) relating to Xerography or (ii) involving a total amount proposed to be spent or transferred in one fiscal year of more than 100 million Japanese Yen, including the value of any intangible assets to be transferred as part of such collaboration;

(d)	any single or series of related investments in, loans to or guarantees for the account of any Person in an amount exceeding the Threshold Amount;

(e)	any (i) single or series of related purchases or sales of significant capital or other assets, including property transactions, or (ii) merger, consolidation, combination, divestiture or reorganization involving an amount exceeding the Threshold Amount;

(f)	the dissolution, liquidation or winding up of FUJI XEROX;

(g)	the expansion or reduction of manufacturing facilities provided by or for FUJI XEROX in a single or series of related transactions involving expenditures or consideration exceeding the Threshold Amount; or

(h)	any single or series of related research and development projects, the budgeted amount of which project or projects exceeds the Threshold Amount.

7.3.	FUJI XEROX shall promptly deliver to each of the Parties: (i) annual audited consolidated financial statements prepared in accordance with U.S. GAAP; (ii) quarterly unaudited financial statements; and (iii) such other financial information as either Party may reasonably request in order to comply with reporting requirements to which it is subject under applicable law or contractual obligations.

7.4.	FUJI XEROX shall provide to each of the Parties all information reasonably requested by such Party in order to enable such party or its Affiliates to timely file tax returns and provide information requested by, or on behalf of, taxing authorities pursuant to applicable law.

8.	TRANSFERS OF INTERESTS IN FUJI XEROX

8.1.	(Transfer of Shares) – Except as otherwise set forth in Section 8.2, XEROX CORP shall ensure that any Xerox Company owning shares of FUJI XEROX shall not sell, assign, transfer, pledge, mortgage, encumber or otherwise dispose of (hereinafter “Transfer”) any shares of FUJI XEROX which it owns without the prior written consent of FUJI PHOTO. Except as otherwise set forth in Section 8.2, FUJI PHOTO shall not Transfer any shares of FUJI XEROX which it owns without the prior written consent of XEROX CORP. The Parties agree and acknowledge that the Articles of Incorporation of FUJI XEROX shall provide that no Transfer of shares of FUJI XEROX may be made without the approval of the Board of Directors of FUJI XEROX. In the event that either Party shall Transfer any shares to any third party in accordance with the foregoing, such transferee of shares of FUJI XEROX shall, as a condition precedent to such Transfer, agree in writing to be bound by all the terms and conditions hereof.

8.2.

(Permitted Transfer) – XEROX CORP may cause XEROX LIMITED (or any subsequent permitted transferee pursuant to this Section 8.2) to Transfer shares of FUJI XEROX to a Xerox Company that directly or indirectly is wholly-owned by XEROX CORP if it notifies FUJI PHOTO and FUJI XEROX in writing. FUJI PHOTO (or any subsequent permitted transferee) may Transfer shares of FUJI XEROX to a Fuji Photo Company that directly or indirectly is wholly-owned by FUJI PHOTO if it notifies XEROX CORP and FUJI XEROX in writing. In each case, the transferee of shares of FUJI XEROX pursuant to this Section 8.2 shall be entitled to the benefits of this Agreement and the provisions hereof applicable to it as a shareholder of FUJI XEROX (provided that all Xerox Companies or Fuji Photo Companies owning shares of FUJI XEROX shall be obligated to exercise such benefits as a group, and not singly) and shall be bound by all the terms and conditions hereof.

8.3.	(Restrictions Concerning XEROX LIMITED) –

For so long as XEROX LIMITED or any permitted transferee of XEROX LIMITED pursuant to Section 8.2 owns any shares of FUJI XEROX:

(a)	At all times during the term hereof, XEROX CORP shall cause XEROX LIMITED to be a Subsidiary of XEROX CORP.

(b)	XEROX CORP shall promptly report to FUJI PHOTO any change in the ownership or the right to elect a majority of the directors of any Subsidiary through which XEROX CORP directly or indirectly owns shares of XEROX LIMITED.

(c)	In connection with any Transfer of an interest in shares of XEROX LIMITED or any Subsidiary through which XEROX CORP directly or indirectly owns shares of XEROX LIMITED, XEROX CORP shall, or shall cause the transferor of such shares to, retain to itself or such transferor the right to elect not less than a majority of the directors of XEROX LIMITED or such Subsidiary and shall not transfer the right to elect a majority of the directors to the transferee of such shares.

9.	TERMINATION

9.1.	(Termination of Agreement) –

(a)	This Agreement shall be subject to termination in its entirety as follows:

(i)	in the event that either Party shall Transfer the whole of its direct or indirect shareholdings in FUJI XEROX to the other Party, then this Agreement shall automatically terminate and cease to have any force or effect;

(ii)	upon mutual consent in writing of each of the Parties;

(iii)	either Party may terminate this Agreement if the other Party materially breaches any of its covenants or agreements contained herein, and, if such breach is susceptible of cure, the breaching Party has not cured such breach within sixty (60) days from the date the Party seeking termination gives notice of breach, provided, that notwithstanding Section 10.1, prior to termination the Parties may submit any dispute about materiality to non-binding, 30-day mediation conducted by a mutually-agreed independent mediator experienced in such matters, provided, further that nothing herein shall be construed as a limitation on either Party’s right to seek the remedies available under Section 10.1;

(iv)	if XEROX CORP Transfers, or permits the Transfer of, a beneficial direct or indirect interest in shares of XEROX LIMITED or any Subsidiary through which XEROX CORP directly or indirectly owns shares of XEROX LIMITED to any Competitor, FUJI PHOTO may terminate this Agreement upon written notice to XEROX CORP; or

(v)	if a Change of Control occurs and a Competitor (a) becomes the beneficial owner of more than thirty percent (30%) of the total voting power of XEROX CORP as described in clause (i) of the “Change of Control” definition, (b) acquires control of more than thirty percent (30%) of the total voting power of the surviving Person as described in clause (ii) of the “Change of Control” definition or (c) acquires assets of XEROX CORP as described in clause (iii) of the “Change of Control” definition, FUJI PHOTO may terminate this Agreement upon written notice to XEROX CORP.

(b)	The foregoing notwithstanding, any such termination shall not affect any rights accruing to either Party prior to or as a result of such termination or the obligations pursuant to Section 3.4.

9.2.	(Partial Termination) – If a Change of Control occurs and any Person who is not a Competitor (a) becomes the beneficial owner of fifty percent (50%) or more of the total voting power of XEROX CORP as described in clause (i) of the “Change of Control” definition, (b) acquires control of fifty percent (50%) or more of the total voting power of the surviving Person as described in clause (ii) of the “Change of Control” definition or (c) acquires assets of XEROX CORP as described in clause (iii) of the “Change of Control” definition, then, at the option of FUJI PHOTO exercised by written notice to XEROX CORP, the provisions of Sections 7.2(d), (e), (g), and (h) shall terminate and have no further effect.

9.3.	(Tradenames) – Upon any termination of this Agreement or any winding up of FUJI XEROX, the tradenames “Fuji” and “Xerox” and all rights thereto, as well as all other intellectual property and rights thereto granted by the Parties to FUJI XEROX, shall continue or be disposed of in accordance with applicable agreements, including without limitation the 1999 TA and any supplemental agreements thereto, providing for the licensing thereof to FUJI XEROX, or if no such provision has been made, shall revert respectively to FUJI PHOTO and to XEROX CORP, without any payment being made therefor.

10.	GENERAL PROVISIONS

10.1.	(Dispute and Arbitration) – If any dispute shall arise between the parties to this Agreement as to the interpretation of this Agreement, then the matter shall be referred to an independent arbitrator to be appointed by the Japan Commercial Arbitration Association of Tokyo, Japan in accordance with whose rules the arbitration shall be conducted. The decision of the arbitrator shall be final and binding upon the parties and shall not be appealed or appealable to any court, but the decision of the arbitrator shall be enforceable in any court having jurisdiction.

10.2.	(Applicable Law) – This Agreement is made in Japan and shall be construed in accordance with Japanese law.

10.3.	(Effective Date) – This Agreement shall become effective upon the date of this Agreement set forth above.

10.4.	(Version of Agreement) – This Agreement is made in two versions, one in the Japanese language, the other in the English language. In the event of any variation between the two versions, the English version shall prevail.

10.5.	(Assignment) – Except as provided herein, this Agreement may not be assigned by either Party without the prior written consent of the other Party.

IN WITNESS WHEREOF the Parties have caused this Agreement to be executed by their authorized representatives on this 30th day of March, 2001.

XEROX CORPORATION

By:	/s/ Paul A. Allaire
Name: Paul A. Allaire
Title: Chairman and Chief Executive Officer

FUJI PHOTO FILM CO., LTD.

By:	/s/ Minoru Ohnishi
Name: Minoru Ohnishi
Title: Chairman and Chief Executive Officer